Exhibit 23.1





INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Amendment No. 1 Registration Statement No 333-101831 of Altair Nanotechnologies, Inc. (formerly known as "Altair International Inc."), on Form S-3 of our report dated March 25, 2002, appearing in the Annual Report on Form 10-K of Altair International Inc. for the year ended Decembver 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Salt Lake City, Utah
December 23, 2002